UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

May 19, 2017
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On May 19, 2017, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing the commencement of an offer to purchase up to $180 million in aggregate purchase price of its outstanding 7.45% Senior Notes due 2038 (the "2038 Notes") and outstanding 6.82% Senior Notes due 2018 (the "2018 Notes") for cash only (the "Tender Offers").

The Tender Offers are only being conducted pursuant to the terms and subject to the conditions set forth in an offer to purchase, dated May 19, 2017, and the related letter of transmittal. The Tender Offers are being made to all holders of the 2038 and 2018 Notes.

Depending on market conditions and other considerations, the Company intends to fund the cash consideration for the Tender Offers with proceeds from one or more financing transactions, which may include at the Company's option issuances of commercial paper (excluding commercial paper issuances for general corporate purposes not related to the Tender Offers), an offering of debt securities or another capital markets or financing transaction.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1
Dr Pepper Snapple Group, Inc. Press Release dated May 19, 2017 — ''Dr Pepper Snapple Group Announces Commencement of Cash Tender Offers for its 7.45% Senior Notes Due 2038 and 6.82% Senior Notes Due 2018''.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: May 19, 2017
	By:	/s/ Wayne R. Lewis
		Name:	Wayne R. Lewis
		Title:	Vice President, Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Dr Pepper Snapple Group, Inc. Press Release dated May 19, 2017 — ''Dr Pepper Snapple Group Announces Commencement of Cash Tender Offers for its 7.45% Senior Notes Due 2038 and 6.82% Senior Notes Due 2018''.